                            LIMITED POWER OF ATTORNEY

        Know all by these presents, that Baxalta GmbH, a company organized and existing under the laws of Switzerland, having a principal place of business at
Thurgauerstrasse 130, Glattpark (Opfikon) 8152 Switzerland, herewith grants power to Stephanie D. Miller to sign with single signature on behalf of Baxalta
GmbH, to:

        (1)     prepare, execute on behalf of Baxalta GmbH, and submit to the
        U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Baxalta GmbH to make electronic filings with the SEC of reports required by Section 13 and Section 16(a)
        of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

        (2)     execute for and on behalf of Baxalta GmbH, in its capacity as a stockholder of any company registered with the SEC, any required (i)
        Schedules 13D and 13G in accordance with Section 13 of the Exchange Act and the rules thereunder, (ii) Forms 3, 4 and 5 in accordance with
        Section 16(a) of the Exchange Act and the rules thereunder, and (iii)
        Form 144 under Rule 144 of the Securities Act of 1933;

        (3)     do and perform any and all acts for and on behalf of Baxalta
        GmbH which may be necessary or desirable to complete and execute any such Schedule 13D or 13G, Form 3, 4, 5, or 144 and complete and execute any amendment or amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority; and

        (4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Baxalta
        GmbH, it being understood that the documents executed by such attorney-in-fact on behalf of Baxalta GmbH pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
        attorney-in-fact's discretion.

        Baxalta GmbH hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause or have caused to be done by virtue of this power of attorney and the rights and powers herein granted. Baxalta GmbH acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Baxalta GmbH, are not assuming any of Baxalta GmbH's responsibilities to comply with Section 13 and 16 of the Securities Exchange Act of 1934 and Rule
144 of the Securities Act of 1933.

        This Power of Attorney shall remain in full force and effect until the earlier of (i) the date on which Baxalta GmbH is no longer required to file
Schedules 13D and 13G, and Forms 3, 4, 5 and 144 with respect to the securities held by Baxalta GmbH, or (ii) December 31, 2015, in either case unless earlier revoked by Baxalta GmbH.

Signed for and on behalf of Baxalta GmbH

By: /s/ Rebecca Binggeli                 By: /s/ Yvo Aebli
   -----------------------------------      ------------------------------------
Name: Rebecca Binggeli                   Name: Yvo Aebli
Title: Director of EMEA and APAC Tax;    Title: Finance Director
Senior Tax Counsel                       Date: April 20, 2015
Date: April 20, 2015                     Place: Opfikon
Place: Opfikon